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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Mark One)
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report May 19, 2004

Commission file number 0-25135

Bank of Commerce Holdings (formerly Redding Bancorp)

(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization) 1951 Churn Creek Road Redding, Bancorp (Address of principal executive offices)	94-2823865 (I.R.S. Employer Identification No.) 96002 (Zip Code)

Registrant’s telephone number, including area code: (530) 224-3333

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. April 30, 2004 2,728,058

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Item 5. Other events

The Company has filed an application with the NASDAQ National Market under the symbol BOCH (Bank of Commerce Holdings.) Redding Bancorp stock currently trades on the over the counter bulletin board under the symbol RDDB. The application filing is the natural step in strategic planning for the Company’s growth.

The Company held its 22nd annual shareholders meeting on May 18, 2004 at 5:00 p.m. at the corporate headquarters located at 1951 Churn Creek Road, Redding California 96002 pursuant to the printed notice mailed on April 12, 2004 to each shareholder of record as of March 31, 2004 who was entitled to vote. The count of shares voted in person or by proxy at the commencement of the meeting were 2,097,588 representing 76.99% of the outstanding voting stock of the Company.

More than a majority of the outstanding voting stock of the Company voted in favor of Proposal #1 – FOR the election of the ten directors named in the proxy statement for terms expiring on the date of the annual meeting in 2005.

Proposal #2 – to amend the corporate bylaws to change the Company name from Redding Bancorp to Bank of Commerce Holdings. 2,036,319 or 74.74% of the shares voted FOR the amendment, 33,246 shares voted AGAINST and 28,078 ABSTAINED from voting.

Mr. Mayer, President and CEO of the Company declared that the nominees for Director have been duly elected, and the amendment to the corporate bylaws have been duly passed.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release announcing corporate name change
3.1	Articles of incorporation, as amended to reflect corporate name change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2004
/s/ Linda J. Miles

By: Linda J. Miles
Executive Vice President & Chief Financial Officer

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